As filed with the Securities and Exchange Commission on October 15, 2009

Registration No. 333-161689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Delaware	MERGE HEALTHCARE INCORPORATED	39-1600938
(State or other jurisdiction of incorporation or organization	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

6737 West Washington Street
Milwaukee, Wisconsin 53214-5650
(414) 977-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

Justin C. Dearborn
Chief Executive Officer
Merge Healthcare Incorporated
6737 West Washington Street
Milwaukee, WI 53214-5650
(414) 977-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________
Copies to:
Mark A. Harris
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606-5096
(312) 984-2121

Ann Mayberry-French
Vice President, General Counsel and Secretary
Merge Healthcare Incorporated
6737 West Washington Street
Milwaukee, WI 53214-5650
(414) 977-4000

Approximate date of commencement of proposed sale to the public:  From time to time following the effectiveness of this registration statement.
____________________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

_____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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Item 16. Exhibits and Financial Statement Schedules

Exhibits

2.1
Merger Agreement, dated August 7, 2009, between Registrant and Confirma, Inc.  (incorporated herein by reference to Exhibit 99.1 to Merge Healthcare’s Current Report on Form 8-K filed with the SEC on August 7, 2009).

2.2
Merger Agreement, dated May 30, 2009, between Registrant and etrials Worldwide, Inc. (incorporated herein by reference to Exhibit 99.2 to Merge Healthcare’s Current Report on Form 8-K filed with the SEC on May 30, 2009).

3.1
Certificate of Incorporation of Merge Healthcare Incorporated (incorporated herein by reference to Exhibit 3.1 to Merge Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008)

3.2	Bylaws, (incorporated herein by reference to Exhibit 3.3 to Merge Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008)

4.1	Term Note, dated June 4, 2008, between Registrant and Merrick RIC, LLC (incorporated by reference to Exhibit 4.1 to Merge Healthcare’s Current Report on Form 8-K dated June 6, 2008).

5.1	Opinion of McDermott Will & Emery LLP

23.1+	Consent of BDO Seidman, LLP

23.2+	Consent of KPMG LLP

23.3+	Consent of Ernst & Young LLP

23.4+	Consent of Voldal Wartelle & Co., P.S.

23.5	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)

24+	Powers of Attorney
             __________
             + Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on October 15, 2009.

MERGE HEALTHCARE INCORPORATED

By	/s/ Justin C. Dearborn
Name:	Justin C. Dearborn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2009.

Signature	Title

*	Chairman
Michael W. Ferro, Jr.

*	Director and Chief Executive Officer
Justin C. Dearborn

*	Director
Dennis Brown

*	Director
Gregg G. Hartemayer

*	Director
Richard A. Reck

*	Director
Neele E. Stearns, Jr.

/s/ Steven M. Oreskovich	Chief Financial Officer and Attorney-in-Fact
Steven M. Oreskovich	(principal accounting officer)
*Pursuant to Attorney-In-Fact